CONSENT OF EXPERT

Dr. David M. Stone
MineFill Services, Inc.
PO Box 725, Bothell, Washington
USA 98041

To:              US Securities and Exchange Commission

Re:              Anooraq Resources Corporation Form on 20F for the Fiscal year ended December 31, 2004

I, David Stone, P.Eng., hereby certify that I have read the disclosure in connection with the Boikgantsho Joint Venture Property contained in the subject 20F and hereby consent to the reference to myself as a named expert in the written disclosure in the Form 20F of Anooraq Resources Corporation.

Dated this 13 day of June, 2005.

/s/ David Stone
_____________________________________
David Stone, P.Eng.
MineFill Services, Inc.